Exhibit 5.1

[Letterhead of Conyers Dill & Pearman]

1 October 2007

Silicon Motion Technology Corporation	DIRECT LINE:	2842 9530
8F-1, No. 36, Taiyuan St., Jhubei City	E-MAIL:	Richard.Hall@conyersdillandpearman.com
Hsinchu County 302	OUR REF:	RH/M#871524(D#244798)
Taiwan	YOUR REF:

Dear Sirs,

Silicon Motion Technology Corporation (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s registration statement on form F-3 filed with the Securities and Exchange Commission (the “Commission”) on 1 October 2007 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of the proposed sale by the selling shareholders named in the Registration Statement of 6,306,018 ordinary shares, par value US$0.01 per share (the “Shares”), originally issued to the selling shareholders pursuant to a share purchase agreement by and among the Company, Lake Tahoe Investment Corporation, FCI Inc., Kwang Jun Yun and the shareholders of FCI Inc referred to therein dated as of 18 April 2007.

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Agreement. We have also reviewed copies of the memorandum and articles of association of the Company, and written resolutions of the directors of the Company dated 16 April 2007 (together, the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 25 September 2007 (the “Certificate Date”) and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Agreement and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that, upon

Silicon Motion Technology Corporation

1 October 2007

the issue of the Shares, the Company received consideration for the full issue price thereof equal to at least the par value thereof, and (g) that on the date of issue of the Shares the Company had sufficient authorised but unissued shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement with respect to the proposed sale by the selling shareholders named in the Registration Statement of 6,306,018 Shares, and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	Based solely on our review of a certified true copy of the register of members of the Company, certified by the transfer agent of the Company on 27 September, 2007, the Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN